                            SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )


Check the appropriate box:

[_] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[X] Definitive Information Statement


                         ELECTRONIC HAIR STYLING, INC.
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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            _______________________

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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

                         ELECTRONIC HAIR STYLING, INC.
                               ONE LOVELL AVENUE
                             MILL VALLEY, CA  94941
                                 (415) 380-8200

                             INFORMATION STATEMENT

                                  INTRODUCTION

GENERAL INFORMATION FOR STOCKHOLDERS

This information statement is furnished in connection with the request by the Board of Directors of Electronic Hair Styling, Inc., a Delaware corporation (the "COMPANY"), for approval by written consent of the holders of the Company's Common Stock and Preferred Stock of a proposal (the "PROPOSAL") to approve an amendment (the "AMENDMENT") to the Company's Restated Certificate of Incorporation to change the name of the Company to The Lamaur Corporation (the "NAME CHANGE"). This information statement is being first sent to stockholders on or about March 5, 1997. If the Proposal is approved, the Company anticipates that the Amendment will be filed with the Delaware Secretary of State on or about March 26, 1997.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE YOUR APPROVAL OF THE PROPOSAL BY SIGNING AND RETURNING THE PAGE ENCLOSED FOR THAT PURPOSE.

VOTE REQUIRED

The vote required to approve the Proposal is the affirmative vote of the holders of a majority of the Company's Common Stock and Preferred Stock voting together on an as-converted basis (the "VOTING CAPITAL STOCK"). The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock and Preferred Stock of the Company is March 3, 1997 (the "RECORD DATE"). As of the Record Date, the Company had outstanding 5,659,495 shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock held. Also at the Record Date, 1,000,000 shares of Series A Preferred Stock and 763,500 shares of Series B Preferred Stock were issued and outstanding and held of record by one stockholder. As a result of the conversion ratio of 0.660 applicable to such shares, the holder of the Preferred Stock is entitled to 1,163,910 votes. The Preferred Stock votes with the Common Stock on this proposal.

SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW

Section 228 of the Delaware General Corporation Law (the "DELAWARE LAW") provides that the written consent of the holders of outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of Voting Capital Stock entitled to vote thereon is required in order to amend the Certificate. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Name Change as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company.

Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will disclose in its next Quarterly Report on Form 10-Q, the effective date of the approval of the Proposal. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the Proposal.

RETURN OF CONSENT FORMS; COSTS OF SOLICITATION

Stockholders may provide their consent to the Proposal by so indicating on the accompanying consent form, and returning the consent form in the enclosed self addressed, postage paid envelope so that the consent form is received on or before March 25, 1997. Only the consent forms received on or before March 25, 1997 will be used by the Company to determine whether the Proposal has received sufficient stockholder approval for adoption. However, the Board of Directors has reserved the authority in its sole discretion to extend the deadline for receipt of consent forms from March 25, 1997 to any date as allowed under Delaware Law.

The cost of this request for approval by written consent will be borne by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company, without receiving any additional compensation, may solicit written consent personally or by telephone or telegram.

                     PROPOSAL TO CHANGE THE COMPANY'S NAME

GENERAL

On February 3, 1997, the Company's Board of Directors took action without meeting, subject to stockholder approval, to amend Article FIRST of the Company's Restated Certificate of Incorporation to change the name of the corporation from Electronic Hair Styling, Inc. to The Lamaur Corporation.

REASONS FOR THE NAME CHANGE

The reasons for the name change are as follows:  The name The Lamaur
Corporation:
    . more accurately reflects the operational, revenue generating part of our business;

    . has a long history in the financial community since Lamaur was traded on the New York Stock Exchange before its acquisition by The Dow Chemical Company;
    .     has equity in the hair care and personal care industries;

    . more easily translates to foreign languages as the Company begins to consider expanding internationally; and

    . is more easily usable for marketing and selling hair care and personal care products because of the way it sounds and appears.

It is anticipated that the name change will result in greater recognition for the Company in the hair care and personal care marketplace and in the financial community.

CERTAIN MATTERS RELATED TO THE PROPOSAL

The name change is expected to occur approximately 20 days after this Information Statement has been distributed to the Company's stockholders. At such time, the Company will file the necessary documents with the Secretary of State of Delaware to amend Article FIRST of the Certificate to read as follows:

"The name of the corporation is The Lamaur Corporation (hereinafter called the 'Corporation')."

In connection with and following the change of name, the Company's trading symbol on the Nasdaq National Market is expected to change from "EHST" to "LMAR." The name change does not require any action on the part of the Company's stockholders other than approval of the proposal. In particular, the stock certificates presently held by the Company's stockholders will continue to be valid following the name change. There is accordingly no need to exchange current stock certificates with different certificates following the name change.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors has adopted and approved the Proposal, subject to the requisite approval by the Company's stockholders. The Board of Directors of the Company has considered the Proposal and recommends that the Company's stockholders adopt the Proposal as set forth in this Information Statement.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 1996, certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the Common Stock,
(ii) each director and named executive officer of the Company, and (iii) all executive officers and directors as a group. The percentage owned is calculated based upon 5,603,395 shares of Common Stock outstanding as of December 31, 1996. Unless otherwise indicated, each of the stockholders has sole voting investment power with respect to the shares beneficially owned.

NAME OF BENEFICIAL OWNER                   AMOUNT AND NATURE OF    PERCENTAGE OWNED
                                           BENEFICIAL OWNERSHIP

Don G. Hoff(1)(2)........................             1,910,618              32.7%

Perry D. Hoff(2)(3)......................             1,700,078               30.3%

Intertec Holdings, L.P.(2)...............             1,676,318               30.0%

DowBrands Inc.(4)........................             1,163,910               17.2%

Kennedy Capital Management, Inc.(5)......               537,100                9.6%

Parsow Partnership, Ltd.(6)..............               444,200                7.9%

Futuretec, L.P.(7).......................               419,843                7.5%

Dominic J. LaRosa(8).....................               148,500                2.6%

Gerald A. Eppner(9)......................                85,800                1.5%

Joseph F. Stiley, III....................                64,900                1.2%

William M. Boswell(10)...................                26,400                  *

Ronald P. Williams(11)...................                21,450                  *

Michele L. Redmon(12)....................                13,200                  *

Harold M. Copperman(13)..................                 6,600                  *

Paul E. Dean(13).........................                 6,600                  *

All executive officers and directors of
 the Company as a group (15 persons)(14).             2,466,663               40.4%

-------------------------------------
*Represents less than one percent.

(1) The address of Don G. Hoff is One Lovell Avenue, Mill Valley, CA 94941. Includes 234,300 shares that may be acquired by Don G. Hoff upon the exercise of options currently exercisable or exercisable within 60 days of December 31, 1996. Excludes 96,360 shares held directly by other members of Don G. Hoff's family as to which he disclaims beneficial ownership. Don G. Hoff is the father of Perry D. Hoff.

(2) The address of Intertec Holdings, L.P. is East 5058 Grapeview Loop, Allyn, WA 98524. Consists of 1,676,318 shares held by Intertec Holdings, L.P., an investment partnership whose general partner is Intertec Holdings, Inc., a corporation of which Don G. Hoff is a director, Perry D. Hoff is president and a director and other members of the Hoffs' immediate family are the remaining officers and directors and whose sole limited partner is Intertec Ltd., a limited partnership in which Don G. Hoff holds a 25% limited partner interest (together with his wife), Perry D. Hoff holds a 25% limited partner interest and members of the Hoffs' immediate family own the remainder of limited partnership interest, and whose general partner is a corporation of which Don G. Hoff is a director, Mr. Perry D. Hoff is an officer and a director and other members of the Hoffs' immediate family are the remaining officers and directors. Excludes shares that Intertec Holdings, L.P. may be required to purchase pursuant to a stock purchase agreement with the Company.

(3) The address of Perry D. Hoff is East 5058 Grapeview Loop, Allyn, WA 98524. Includes 10,560 shares held directly by Perry D. Hoff and 13,200 shares that may be acquired by Perry D. Hoff upon the exercise of options currently exercisable or exercisable within 60 days of December 31, 1996. Does not include 85,800 shares held directly by other members of Perry D. Hoff's family as to which he disclaims beneficial ownership. Perry D. Hoff is the son of Don G. Hoff.

(4) The address of DowBrands Inc. is 9550 Zionsville Road, P.O. Box 68511, Indianapolis, IN 46268. Consists of 1,163,910 shares that may be acquired upon the conversion of Series A and Series B Convertible Preferred Stock. DowBrands Inc. owns 100% of the outstanding Series A and Series B Preferred Stock.

(5) The address of Kennedy Capital Management, Inc. is 10829 Olive Boulevard, St. Louis, MO 63141. It disclaims voting power for 8,400 of these shares.

(6) The address of Parsow Partnership, Ltd. and Elkhorn Partners Limited Partnership is P.O. Box 0449, Elkhorn, NE 68022. Parsow and Elkhorn beneficially own 339,200 and 105,000 of the shares, respectively.

(7) The address of Futurtec, L.P. is 111 Great Neck Road, Suite 301, Great Neck, NY 11021. Futurtec Capital Corp., the general partner of Futurtec, L.P., exercises sole voting and investment power over the shares held by Futurtec, L.P. Mr. Ido Klear is the sole stockholder of Futurtec Capital Corp.

(8) Includes 82,500 shares that may be acquired upon the exercise of options and warrants currently exercisable or exercisable within 60 days of December 31, 1996.

(9) Includes 13,200 shares that may be acquired upon the exercise of options currently exercisable or exercisable within 60 days of December 31, 1996.

(10) Consists of 26,400 shares that may be acquired upon the exercise of options and warrants currently exercisable or exercisable within 60 days of December 31, 1996.

(11) Consists of 21,450 shares that may be acquired upon the exercise of options and warrants currently exercisable or exercisable within 60 days of December 31, 1996.

(12) Consists of 13,200 shares that may be acquired upon the exercise of options and warrants currently exercisable or exercisable within 60 days of December 31, 1996.

(13) Consists of 6,600 shares that may be acquired upon the exercise of options currently exercisable or exercisable within 60 days of December 31, 1996.

(14) Includes 509,625 shares that may be acquired upon the exercise of options and warrants currently exercisable or exercisable within 60 days of December 31, 1996.

                            THE BOARD OF DIRECTORS

March 5, 1997

                        ACTION BY WRITTEN CONSENT OF
                             THE STOCKHOLDERS OF
                        ELECTRONIC HAIR STYLING, INC.


     The undersigned stockholder of Electronic Hair Styling, Inc. (the "Company") does hereby consent in writing, without a meeting and in lieu thereof, in accordance with Section 228 of the General Corporation Law of Delaware and the Company's Bylaws, to the adoption of the following resolution:

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     RESOLVED: That ARTICLE First of the Restated Certificate of Incorporation of the Company be amended to read in full as follows:

          FIRST: The name of the corporation is The Lamaur Corporation (hereinafter called the "Corporation").

     By signing below, each stockholder is giving its written consent with respect to all shares of Common Stock and Preferred Stock held by such stockholder in favor of the above resolution. This Action shall be effective as of the date that the Company receives the written consent of the holders of a majority of the Company's Common Stock and Preferred Stock, voting together, which date shall not be earlier than the 20th day following the date the Company mails the information statement concerning this Action to its stockholders.


Date:___________________      ______________________________________
                              Name of Stockholder (if different from
                              label or no label)

                              ______________________________________
                              Signature of Authorized Signatory

                              ______________________________________
                              Title of Signatory (if applicable)


PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATES. A CORPORATION IS REQUESTED TO SIGN ITS NAME BY ITS PRESIDENT OR OTHER AUTHORIZED OFFICER, WITH THE OFFICE HELD DESIGNATED. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. ARE REQUESTED TO SO INDICATE WHEN SIGNING. IF STOCK IS REGISTERED IN TWO NAMES, BOTH SHOULD SIGN.